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                                                                     Exhibit 8.4

                            Acorn Investment Trust
                                227 West Monroe
                                  Suite 3000
                         Chicago, Illinois 60606-5016
                                1-800-9-ACORN-9
                                (-800-922-6769)

                                ________, 1998


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Ladies and Gentlemen:

     This is to advise you that Acorn Investment Trust has established two new series of shares to be known as Acorn Twenty and Acorn Foreign Fifty. In accordance with the Additional Funds provision in Section 17 of the Custodian Contract dated July 1, 1992, as amended from time to time, and in Article 10 of the Transfer Agency and Service Agreement dated July 1, 1992 between Acorn Investment Trust and State Street Bank and Trust Company, Acorn investment Trust hereby requests that you act as Custodian and Transfer Agent for each new series.

     Please indicate your acceptance of this appointment as Custodian and Transfer Agent one copy for your records.

                                        ACORN INVESTMENT TRUST

                                        By:
                                           -------------------
                                           Merrilyn J. Kosier
                                           Vice President


Agreed to this         day of        , 1998.
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STATE STREET BANK AND TRUST COMPANY



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